Exhibit 10.50

FIFTH AMENDMENT
TO
PARTICIPATION AGREEMENT

            THIS FIFTH AMENDMENT TO PARTICIPATION AGREEMENT (this "Amendment") is dated as of May 26, 2005, by and among QUANTUM CORPORATION, a Delaware corporation, as Lessee (together with its permitted successors and assigns, the "Lessee"); SELCO SERVICE CORPORATION, an Ohio corporation, as Lessor (together with its permitted successors and assigns, the "Lessor"); COMERICA BANK and KEYBANK NATIONAL ASSOCIATION, as Participants and SELCO SERVICE CORPORATION, in its capacity as a Participant (together with their permitted successors and assigns, each a "Participant" and collectively the "Participants"); and KEYBANK NATIONAL ASSOCIATION (in such capacity, together with its successors in such capacity, the "Agent") for the Participants.

RECITALS

     A.     Lessee, Lessor, Agent and Participants are parties to a Participation Agreement dated as of December 17, 2002, as amended by that certain First Amendment to Participation Agreement dated as of January 31, 2003, that certain Second Amendment to Participation Agreement dated as of July 21, 2003, that certain Third Amendment to Participation Agreement dated as of March 30, 2004 and that certain Fourth Amendment to Participation Agreement dated as of January 5, 2005 (collectively, the "Participation Agreement").

     B.     The Participation Agreement initially provided that the Lessee Obligations would be secured by Cash Collateral or a Letter of Credit furnished by Lessee in an amount not less than the Lease Balance from time to time.  In connection with the original Participation Agreement dated as of December 17, 2002 and pursuant to the security requirements thereof, Lessee caused an irrevocable, standby Letter of Credit in the amount of $50,000,000 to be issued by Agent in favor of Lessor as part of the Collateral securing the Lessee Obligations (the “Existing Letter of Credit”).  Subsequently, pursuant to that certain Fourth Amendment to Participation Agreement dated as of January 5, 2005, Lessor, Lessee and the Participants agreed that from and after the date of that amendment, the minimum amount of other Collateral (whether in the form of Cash Collateral or a Letter of Credit) securing the Lessee Obligations would be reduced from One Hundred Percent (100%) of the Lease Balance to Seventy-Five Percent (75%) of the Lease Balance (the “Minimum Secured Lease Amount”), subject to certain increases in the Applicable Margin.  In accordance with the Fourth Amendment to Participation Agreement, Lessee thereafter decreased the amount of the Existing Letter of Credit from $50,000,000 to $37,500,000.

     C.     Lessee has requested that the Lessor, Agent and Participants further amend the Participation Agreement to further reduce the collateral requirements by decreasing the minimum amount of other Collateral that is required to secure the Lessee Obligations from Seventy-Five Percent (75%) of the Lease Balance to Fifty Percent (50%) of the Lease Balance from time to time.  Lessor, Agent and Participants have agreed so to amend the Participation Agreement, subject to certain increases in the Applicable Margin and the satisfaction of the other terms and conditions set forth herein.

     D.     Each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Appendix 1 to the Participation Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

AMENDMENTS TO PARTICIPATION AGREEMENT

     1.1     This Amendment shall be deemed to be an amendment to the Participation Agreement and shall not be construed in any way as a replacement or substitution therefor.  All of the terms and conditions of, and terms defined in, this Amendment are hereby incorporated by reference into the Participation Agreement as if such terms and provisions were set forth in full therein.

     1.2     Permitted Reduction in Other Collateral.  Notwithstanding anything to the contrary contained in the Participation Agreement, including, without limitation, the provisions of Section 7.1(b) of the original Participation Agreement dated as of December 17, 2002 and Section 1.1 of the Fourth Amendment to Participation Agreement dated as of January 5, 2005, from and after the date of this Amendment, the other Collateral securing the Lessee Obligations, whether in the form of Cash Collateral delivered pursuant to a Cash Collateral Agreement or a Letter of Credit, shall at all times be in an amount at least equal to Fifty Percent (50%) of the Lease Balance (the “Revised Minimum Secured Lease Amount”), and at no time shall be less than the Revised Minimum Secured Lease Amount.  At any time following the date of this Amendment, upon at least three (3) Business Days written notice to Lessor and Agent and pursuant to the terms and conditions contained herein, Lessee may decrease the amount of the Existing Letter of Credit to an amount not less than the Revised Minimum Secured Lease Amount (such amended Letter of Credit to be referred to as a “Replacement Letter of Credit”).  Concurrently with delivery of such notice to Lessor, (i) Lessee shall deliver to Agent the original Replacement Letter of Credit meeting all the requirements set forth in the Operative Documents as herein amended, together with a letter from Lessee instructing the Agent to amend the Existing Letter of Credit (“Lessee’s Amendment Letter”).  Within three (3) Business Days following receipt by Agent of the original Replacement Letter of Credit and Lessee’s Amendment Letter, Lessor shall deliver to Agent (in its capacity as issuer of the Existing Letter of Credit) the original Existing Letter of Credit together with a letter from Lessor releasing its interest in the Existing Letter of Credit and instructing Agent to cancel the Existing Letter of Credit (“Lessor’s Termination Letter”).  Promptly upon receipt of Lessee’s Amendment Letter, the original Replacement Letter of Credit and Lessor’s Termination Letter, the Agent shall terminate the Existing Letter of Credit (the “Letter of Credit Termination Date”).  From and after the Letter of Credit Termination Date, Lessee shall be entitled to substitute a Cash Collateral Agreement and Cash Collateral in an amount not less than the Revised Minimum Secured Lease Amount in place of the Replacement Letter of Credit and, subsequently, to substitute a new Letter of Credit in an amount not less than the Revised Minimum Secured Lease Amount in place of any such Cash Collateral and Cash Collateral Agreement, as applicable, subject to all of the terms and conditions contained in Section 7.1(c) of the Participation Agreement.  Nothing contained herein shall affect in any way the collateral status of the Property, which shall continue at all times to secure 100% of the Lessee Obligations as provided in the Lease.

     1.3     Applicable Margin.  From and after the Letter of Credit Termination Date, the definition of “Applicable Margin” set forth in Appendix 1 to the Participation Agreement shall be amended and restated in its entirety as follows:

             “"Applicable Margin" means:

            (i) for purposes of computing the accruals of (a) Basic Rent or interest on the Adjusted Tranche A Balance and on the Tranche B Balance, and (b) the Initial Adjustment Amortization, a percentage rate per annum calculated in accordance with the following table (expressed in basis points per annum), based upon the Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate delivered by Lessee to Agent:

Level	Adjusted Leverage Ratio	Applicable Margin (bps/annum)
I	X < 0.75	133.90
II	0.75 < X < 1.25	153.53
III	1.25 < X < 2.00	173.17
IV	2.00 < X	192.80

and

            (ii) for purposes of computing the accruals of Basic Rent or Yield on the Tranche C Balance, two percent (2%) per annum.”

ARTICLE 2

CONDITIONS TO EFFECTIVENESS OF AMENDMENT

     2.1     The effectiveness of this Amendment is subject to the fulfillment to the satisfaction of the following conditions precedent:

            (a)     This Amendment duly executed by the Lessee, the Lessor, each Participant and the Agent;

            (b)     Agent shall have received appropriate authorization documents, including borrowing resolutions and certificates of incumbency, confirming to its satisfaction that all necessary corporate and organizational actions have been taken to authorize Lessee to enter into this Amendment; and

            (c)     Agent shall have received such other documents, instruments or agreements as Agent may require to effectuate the intents and purposes of this Amendment.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

            Lessee hereby represents and warrants to Lessor, Agent and the Participants that:

     3.1     After giving effect to the amendment of the Participation Agreement pursuant to this Amendment and the consummation of the transactions contemplated hereby (i) each of the representations and warranties set forth in Section 8.3 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on the date hereof except to the extent such representations and warranties specifically refer to an earlier date in which case they shall be true and correct in all material respects as of such earlier date (with references to the Participation Agreement being deemed to include this Amendment), and (ii) there exists no Lease

  Event of Default or Potential Lease Default under the Operative Documents after giving effect to this Amendment.

     3.2     Lessee has the corporate power and authority and legal right to make, deliver the amendments described herein, and to perform the obligations of its part to be performed under the Participation Agreement as amended hereby and the amendments described herein.  Lessee has taken all necessary action to authorize the execution, delivery and performance of this Amendment and the amendments described herein.  No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or the amendments described herein or the performance by Lessee of the Participation Agreement as amended hereby.

     3.3     This Amendment and the Participation Agreement as amended hereby are, or upon delivery thereof to Agent will be, the legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

ARTICLE 4

MISCELLANEOUS

     4.1     The Participation Agreement, the other Operative Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed to be amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.  Except as so amended hereby, the Participation Agreement and the other Operative Documents shall remain in full force and effect in accordance with their respective terms.

     4.2     Lessee agrees to pay Agent on demand for all reasonable expenses, including reasonable fees and costs of attorneys and costs of recordation and title insurance, incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished hereunder.

     4.3     This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth in the preamble hereto.

QUANTUM CORPORATION, a Delaware Corporation, as Lessee
By:	/s/MARY SPRINGER
Name:	Mary Springer
Title:	Treasurer

KEYBANK NATIONAL ASSOCIATION, as Agent
By:	/s/THOMAS A. CRANDELL
Name:	Thomas A. Crandell
Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as Participant
By:	/s/THOMAS A. CRANDELL
Name:	Thomas A. Crandell
Title:	Senior Vice President

SELCO SERVICE CORPORATION, as Lessor
By:	/s/DONALD C. DAVIS
Name:	Donald C. Davis
Title:	Vice President

SELCO SERVICE CORPORATION, as Participant
By:	/s/DONALD C. DAVIS
Name:	Donald C. Davis
Title:	Vice President

COMERICA BANK, as Participant
By:	/s/RAED Y. ALFAYOUMI
Name:	Raed Y. Alfayoumi
Title:	Vice President